UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 28, 2004


                                   VOIP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Texas                          0-28985                   75-2785941
------------------------         --------------------        -------------------
(State of Incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)




         12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330
         --------------------------------------------------------------
           (Address of principal execute offices, including zip code)



                                 (954) 434-2000
                                 --------------
              (Registrant's telephone number, including area code)

         Registrant filed a Form 8K on July 9, 2004, describing in Items 1 and 2 a material acquisition and resulting change of control. Pursuant to Item 7(a)(4) of Form 8-K, the Management's Decision and Analysis or Plan of Operation, financial statements of the acquired businesses and financial statements are being filed by amendment hereby. This Amendment should be read in conjunction with the Form 8-K filed on July 9, 2004.

Item 2. Management's Discussion and Analysis of Financial Conditions and Results of Operations

         The following discussion should be read in conjunction with and qualified in its entirety by the financial statements and related notes included elsewhere in this report. This section contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those we anticipate in these forward-looking statements.


OVERVIEW

         VoIP, INC. ("VoIP" or the "Company") was incorporated in Texas in 1998 under the name "Millennia Tea Masters, Inc." In March 2000, VoIP became a reporting company when a Form 10SB filed with the Securities and Exchange Commission became effective. In April, 2004, the Company began trading on the NASD Over-the-Counter Bulletin Board market after satisfying all requirements of the OTCBB. The Company maintains a website at www.voipincorporated.com, and intends to publish all SEC reports on the website.

         On  June  28,  2004,   VoIP.   Inc.   closed  the  acquisition  of  VCG
Technologies, Inc. d/b/a DTNet Technologies, Inc., a Florida corporation. The acquisition took the form of an exchange of 2,500,000 shares of VoIP restricted common stock in exchange for all issues and outstanding shares of DTNet common stock, which was owned by Mr. Marc Moore, chairman of DTNet and 13 other shareholder/employees. Mr. Moore will become the second largest shareholder of VoIP. The purchase price was determined by means of arms-length negotiations between unrelated parties. DTNet provides customer premise equipment to cable and DSL Internet providers throughout North America. DTNet sales were approximately $4.7 million in 2003.



RESULTS OF OPERATION OF DTNET TECHNOLOGIES, INC.

         The company was formed to engage principally in the distribution and sale Of network interface products primarily to companies providing internet related application services.

         For the year ended December 31, 2003 DTNet had Revenues amounting to $4,779,124 and a gross profit of $984,132.

         The General and administrative expenses for the year ended December 31, 2003 were $965,080. Major items are Payroll $560K , Freights and customs $124K, Commissions $66K and insurance $49K.

         The company's income from the operations on that year was $19,052.

PLAN OF OPERATIONS


DTNet Technologies is a primary supplier of cable modems, DSL/ADSL modems and other customer premise equipment for cable and DSL providers. Working closely with Taiwanese and Chinese partners, the Company is able to offer excellent equipment at very competitive prices to providers throughout the United States and Canada. Our clients include many of the top ten largest Multimedia Service Operators (MSOs) as well as regional and local providers. Our customer support specialists are in daily contact with industry members, providing customer service and staying abreast of industry trends.



Forward Looking Statements

         Certain statements contained in this Report and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as "believe," anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy" and similar expressions. Our forward-looking statements generally relate to the prospects for future sales of our products, the success of our marketing activities, and the success of our strategic corporate relationships. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate its business and meet its liquidity requirements; our ability to obtain financing, if required, on terms acceptable to it, if at all; the success of our research and development activities; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.




Item 9.01.  Financial Statements and Exhibits

INDEX TO FINANCIAL STATEMENTS

         DTNet Technologies, Inc.

                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                              Financial Statements

                                December 31, 2003


                   (With Independent Auditors' Report Thereon)

                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                                Table of Contents





Independent Auditors' Report...................................................1

Financial Statements:
    Balance Sheet..............................................................2
    Statements of Operations...................................................3
    Statements of Changes in Stockholders' Deficit.............................4
    Statements of Cash Flows...................................................5

Notes to Financial Statements..................................................6

                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                               Maitland, FL 32751




                          Independent Auditors' Report



Board of Directors and Stockholder
VCG Technologies, Inc.
d/b/a DTNet Technologies, Inc.


We have audited the accompanying balance sheet of VCG Technologies, Inc., d/b/a DTNet Technologies, Inc. as of December 31, 2003 and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of VCG Technologies, Inc., d/b/a DTNet Technologies, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ Tschopp, Whitcomb & Orr, P.A.


July 15, 2004
Maitland, Florida

                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                                  Balance Sheet

                                December 31, 2003

                                     Assets
                                     ------

Current assets:
       Cash                                                         $    63,188
       Accounts receivable, less allowance for doubtful
          accounts of $27,000 (notes 6 and 7)                           534,812
       Due from affiliates (note 3)                                     338,788
       Due from stockholders (note 3)                                    12,500
       Inventory (notes 4, 6 and 7)                                     110,827
       Prepaid expenses and other current assets                         27,028
                                                                    -----------

               Total current assets                                   1,087,143

Property and equipment (notes 5, 6 and 7)                                44,594
Other assets, net                                                        37,462
                                                                    -----------

               Total assets                                         $ 1,169,199
                                                                    ===========

                      Liabilities and Stockholders' Deficit
                      -------------------------------------

Current liabilities:
       Line of credit (note 7)                                      $   338,200
       Accounts payable and accrued expenses                            808,685
       Due to stockholders (note 3)                                      55,379
       Current installments of long-term debt (note 6)                   67,386
                                                                    -----------

               Total current liabilities                              1,269,650

Long term debt, less current installments (note 6)                       85,180
                                                                    -----------

               Total liabilities                                      1,354,830
                                                                    -----------

Stockholders' deficit (note 8):
       Common stock - no par value
           8,000,000 shares authorized
           3,500,000 shares issued and outstanding                      317,556
       Accumulated deficit                                             (503,187)
                                                                    -----------

               Total stockholders' deficit                             (185,631)
                                                                    -----------

Total liabilities and stockholders' deficit                         $ 1,169,199
                                                                    ===========

See accompanying notes to financial statements.

                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                            Statements of Operations

                     Years ended December 31, 2003 and 2002


                                                        2003           2002
                                                     -----------    -----------

Revenues                                             $ 4,779,124      3,893,043

Cost of sales                                          3,794,992      3,043,898
                                                     -----------    -----------

               Gross profit                              984,132        849,145

General and administrative expenses                      965,080        955,061
                                                     -----------    -----------

Income (loss) from operations                             19,052       (105,916)

Other income (expense):
     Interest expense                                    (37,405)       (22,520)
                                                     -----------    -----------

               Net loss                              $   (18,353)      (128,436)
                                                     ===========    ===========

Earnings per weighted-average share of common
     stock outstanding, basic and fully diluted      $     (0.01)         (0.09)
                                                     ===========    ===========

Weighted-average number of common shares
     outstanding                                       3,500,000      1,380,854
                                                     ===========    ===========













See accompanying notes to financial statements.


                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                 Statements of Changes in Stockholders' Deficit

                     Years ended December 31, 2003 and 2002




                                       Common Stock
                                 -------------------------

                                  Number of                  Accumulated
                                    Shares       Amount        Deficit         Total
                                 -----------   -----------   -----------    -----------
Balances at December 31, 2001      1,353,333   $   140,842      (356,398)      (215,556)

Issuance of common stock           2,146,667       176,714          --          176,714

Net loss                                --            --        (128,436)      (128,436)
                                 -----------   -----------   -----------    -----------

Balances at December 31, 2002      3,500,000       317,556      (484,834)      (167,278)

Net loss                                --            --         (18,353)       (18,353)
                                 -----------   -----------   -----------    -----------

Balances at December 31, 2003      3,500,000   $   317,556      (503,187)      (185,631)
                                 ===========   ===========   ===========    ===========


















See accompanying notes to financial statements.


                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                            Statements of Cash Flows

                     Years ended December 31, 2003 and 2002

                                                                          2003         2002
                                                                       ---------    ---------
Cash flows from operating activities:
     Net loss                                                          $ (18,353)   $(128,436)
     Adjustments to reconcile net income to net cash
        provided by operating activities:
          Depreciation and amortization                                   40,173       89,142
          Common stock issued for compensation and services                 --         77,930
          Changes in assets and liabilities:
             Accounts receivable                                        (170,320)    (193,101)
             Due from affiliates                                        (205,424)    (113,076)
             Due from stockholders
                                                                           1,667      (14,167)
             Inventory                                                   167,660     (175,080)
             Prepaid expenses                                            (23,369)      (3,659)
             Accounts payable and accrued expenses                       274,336      159,659
             Due to stockholders                                          51,446      (11,697)
                                                                       ---------    ---------

                 Net cash provided by (used in) operating activities     117,816     (312,485)
                                                                       ---------    ---------

Cash flows from investing activities:
     Purchase of property and equipment                                   (9,335)     (31,310)
     Decrease (increase) in other assets                                   1,401         (277)
                                                                       ---------    ---------

                 Net cash used in investing activities                    (7,934)     (31,587)
                                                                       ---------    ---------

Cash flows from financing activities:
     Net proceeds (payments) on line of credit                           (11,800)     151,225
     Proceeds from long-term debt                                         25,000      200,000
     Payments of principal on long-term debt                             (62,480)      (9,954)
                                                                       ---------    ---------

                 Net cash provided by (used in) financing activities     (49,280)     341,271
                                                                       ---------    ---------

                 Increase (decrease) in cash                              60,602       (2,801)
                                                                       ---------    ---------

Cash at beginning of period                                                2,586        5,387
                                                                       ---------    ---------

Cash at end of period                                                  $  63,188    $   2,586
                                                                       =========    =========

Supplemental disclosures of cash flow information:
     Cash paid for interest                                            $  37,405       22,520
                                                                       =========    =========

     Common stock issued for loan costs                                $    --         98,784
                                                                       =========    =========


See accompanying notes to financial statements.

                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                          Notes to Financial Statements

                                December 31, 2003


(1)      Organization and Description of Business
         ----------------------------------------

         VCG Technologies, Inc. (the "Company") was incorporated in 1999 under the laws of the State of Florida. The Company was formed to engage principally in the distribution and sale of network interface products primarily to companies providing internet related application services.

(2)      Summary of Significant Accounting Policies
         ------------------------------------------

         (a)      Cash and Cash Equivalents
                  -------------------------

                  For purposes of reporting cash flows, the Company considers all cash on hand, in banks, including accounts in book overdraft positions, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

                  Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

         (b)      Accounts Receivable
                  -------------------

                  Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts using the reserve method based on its assessment of the current status of the individual receivables and after using reasonable collection efforts. As of December 31, 2003, the balance of the reserve recorded for uncollectible amounts amounted to approximately $27,000.

         (c)      Inventory
                  ---------

                  Inventory consists substantially of finished products and is valued at the lower of cost or market using the first-in, first-out method.

                                                                     (Continued)

                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                          Notes to Financial Statements


(2)      Summary of Significant Accounting Policies - (Continued)
         --------------------------------------------------------

         (d)      Property and Equipment
                  ----------------------

                  Property and equipment included in the accompanying balance sheet is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets which range from 5-7 years.

         (e)      Revenue Recognition
                  -------------------

                  The Company sells it products to the general public through direct sales. Accordingly, the Company recognizes revenue at the point of shipment to its customers. Sales allowances are recorded concurrent with the related sale of product. Sales returns are recorded at the time and point that products are received back from the consumer.

         (f)      Income Taxes
                  ------------

                  The Company has elected to be taxed under the Subchapter S provisions of the Internal Revenue Code. These provisions provide that the taxable income of the Company be included in the income tax returns of the respective stockholders. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

         (g)      Earnings Per Share
                  ------------------

                  Basic earnings per share is computed by dividing the net income by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2003 and 2002, the Company had no warrants or options outstanding.

         (h)      Estimates
                  ---------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (Continued)

                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                          Notes to Financial Statements


(2)      Summary of Significant Accounting Policies - (Continued)
         --------------------------------------------------------

         (i) Financial Instruments Fair Value, Concentration of Business and Credit Risk
                  --------------------------------------------------------------

                  The carrying amount reported in the balance sheet for cash, accounts receivable, due to stockholders and affiliates approximates fair value because of the immediate or short-term maturity of these financial statements. Financial statements, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable which amount to approximately $535,000 as of December 31, 2003. The Company performs periodic credit evaluations of its trade customers and generally does not require collateral.

(3)      Related Party Transactions
         --------------------------

         The balance due from (to) stockholders represents unsecured advances which are due on demand and non-interest bearing.

         Amounts due from (to) affiliates represent net unsecured advances to/from affiliated entities which are due on demand and non-interest bearing.

(4)      Inventories
         -----------

         Inventories consist primarily of network interface cards, cable modems and related products. Substantially all inventories are finished products held for sale to third parties.

(5)      Property and Equipment
         ----------------------

         At December 31, 2003 property and equipment consist of the following:

                Equipment                       $   50,839
                Furniture and fixtures              35,731
                Vehicles                            20,000
                                                ----------
                                                   106,570
                Less accumulated depreciation       61,976
                                                ----------
                                                $   44,594
                                                ==========

                             VCG TECHNOLOGIES, INC.
                         d/b/a DTNet Technologies, Inc.

                          Notes to Financial Statements


(6)      Long-Term Debt
         --------------

         At December 31, 2003 long-term debt consists of the following:

         Promissory note payable in monthly installments of $6,231
         including interest at 7.5% through October 2005. The note
         is secured by inventory,  quipment and accounts receivable
         of the Company                                               $  127,566

         Other                                                            25,000
                                                                      ----------
                                                                         152,566
         Less current installments                                        67,386
                                                                      ----------
                  Long-term debt, less current installments           $   85,180
                                                                      ==========

         At December 31, 2003, maturities of long-term debt amount to $67,386, $60,180 and $25,000 in 2004, 2005 and 2008, respectively.

(7)      Revolving Line of Credit
         ------------------------

         The Company has entered into a revolving line of credit agreement subject to maximum borrowings of $350,000. Interest only is payable monthly at prime plus 1%. The outstanding principal balance and any unpaid interest is due on demand. The obligation is secured by accounts receivable, inventory and equipment.

(8)      Subsequent Event
         ----------------

         Effective June, 2004, the Company became a wholly-owned subsidiary of VoIP, Inc. ("VoIP") pursuant to a Purchase Agreement (the "Agreement") executed between the two formerly unrelated parties. Under provisions of the Agreement, VoIP acquired 100% of the outstanding common stock of the Company in exchange for the issuance of 2.5 million shares of VoIP common stock.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2004                   VOIP, INC.
                                           (Registrant)

                                            /s/ Steven Ivester
                                           -------------------------------------
                                           President and Chief Executive Officer